UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2017

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71- 0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street P.O. Box 7000, El Dorado, Arkansas		71730-7000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Senior Notes Offering

On August 3, 2017, Murphy Oil Corporation (the “Company”) announced, subject to market conditions, that it intends to offer $550 million of senior notes due 2025 (the “Notes”) pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.

The foregoing is qualified by reference to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any state in which such offer, solicitation or sale would be unlawful.

Redemption of 2.500% Notes due 2017

The Company intends to use the net proceeds from the offering of the Notes in order to redeem its 2.500% Notes due 2017 in accordance with the indenture governing such notes. This Current Report on Form 8-K does not constitute a notice of redemption under such indenture.

Report of Ryder Scott

Attached as Exhibit 99.2 hereto is the report of Ryder Scott Company, L.P. (“Ryder Scott”) on the estimated oil and gas reserves of the Company attributable to the Company’s leasehold properties located in the Eagle Ford Shale in south Texas in the United States as of December 31, 2016. Attached as Exhibit 23.1 hereto is the consent of Ryder Scott to the inclusion of such report into certain registration statements of the Company.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

23.1	Consent of Ryder Scott Company, L.P.

99.1	Press release announcing Notes offering

99.2	Report of Ryder Scott Company, L.P. dated August 1, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John B. Gardner
John B. Gardner
Vice President & Treasurer

Date: August 3, 2017

Exhibit Index

23.1	Consent of Ryder Scott Company, L.P.

99.1	Press release announcing the Notes offering

99.2	Report of Ryder Scott Company, L.P. dated August 1, 2017